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                                                                    EXHIBIT 21.1
                        CORPORATE OFFICE PROPERTIES TRUST
                           SUBSIDIARIES OF REGISTRANT


DELAWARE
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Blue Bell Investment Company, LP
Comcourt Investors, LP
COPT Concourse, LLC
Corporate Office Properties, LP
Corporate Office Properties Holdings, Inc.
Cuaba Associates, LLC
South Brunswick Investors, LP

MARYLAND
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Airport Square II, LLC
Airport Square IV, LLC
Airport Square V, LLC
Airport Square X, LLC
Airport Square XI, LLC
Airport Square XIII, LLC
Airport Square XIV, LLC
Airport Square XV, LLC
Airport Square XIX, LLC
Airport Square XX, LLC
Airport Square XXI, LLC
Atrium Building, LLC
Brown's Wharf, LLC
Commons Office Research, LLC
Concourse 1304, LLC
COPT Acquisitions, Inc.
COPT Columbia, LLC
COR, LLC
Corporate Gatespring, LLC
Corporate Gatespring II, LLC
Corporate Property, LLC
Gateway 44, LLC
Honeyland 108, LLC
Lakeview at the Greens, LLC
NBP One, LLC
NBP Retail, LLC
NBP 131-133-141, LLC
NBP 132, LLC
NBP 134, LLC
NBP 135, LLC
NBP 201, LLC
NBP 211, LLC
NBP 221, LLC
St. Barnabas, LLC
Tech Park I, LLC
Tech Park II, LLC
Tech Park IV, LLC
Three Centre Park, LLC
9690 Deereco Road, LLC
7318 Parkway Drive Enterprises, LLC
7321 Parkway Drive Enterprises, LLC
7240 Parkway Drive Enterprises, LLC
7200 Riverwood, LLC
6711 Gateway, LLC
6731 Gateway, LLC

NEW JERSEY
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Princeton Executive, LLC
68 Culver, LLC

PENNSYLVANIA
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Bolivar Associates, LLC
Corporate Gateway General Partnership
COPT Gateway, LP
Gateway Central Limited Partnership
6385 Flank Drive, LP